Exhibit 99.1

EFiled: Feb 27 2023 10:36AM EST

Transaction ID 69224139 Case No. 2023-0157-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re QUANTUMSCAPE CORP.	) )	C.A. No. 2023-0157-LWW

ORDER GRANTING PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

WHEREAS, on November 25, 2020, QuantumScape Corp. (“QuantumScape” or the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State;

WHEREAS, in reliance on the validity and effectiveness of the Charter, QuantumScape has issued shares of its capital stock and other securities, and taken other actions, from time to time on or after November 25, 2020 and through the date of this order;

WHEREAS, on February 9, 2023 QuantumScape filed with this Court a Verified Petition for Relief under 8 Del. C. § 205 seeking validation of the Charter and the securities issued in reliance thereon (the “Petition”); and

WHEREAS, the Court has considered the factors in 8 Del. C. § 205(d) and finds good cause to grant the Petition;

IT IS HEREBY ORDERED, this 27th day of February, 2023, that under 8 Del. C. § 205 for the reasons set forth in the Court’s bench ruling that:

1.
The November 25, 2020 stockholder vote approving the Charter is hereby validated and declared effective.

Exhibit 99.1

2.
The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective.
3.
The Company’s securities (and the issuance of the securities) described herein or in the Petition, whether already issued or to be issued pursuant to authorization under the Charter, are hereby validated and declared duly authorized.
4.
This Order validates these corporate acts taken, notwithstanding any failures of authorization or potential failures of authorization described in, or resulting from the matters described in, the Petition.
5.
The action is hereby closed.

/s/ Lori W. Will

Vice Chancellor Will